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Exhibit 99.1

VCampus Announces Management Changes
Thursday December 19, 5:33 pm ET

Board Appoints Nat Kannan CEO, Daniel Neal Vice Chairman

Neal to Focus On New Partnership Opportunities

        RESTON, Va.—Dec. 19, 2002—VCampus Corporation (Nasdaq: VCMP), a leading provider of end-to-end, web-based e-Learning solutions, announced today a change in executive management, which will enable the company to focus more intensely on a number of major new opportunities in the rapidly evolving e-Learning marketplace. Effective immediately, Daniel Neal, who joined VCampus in September 2000 as its President & CEO, will become Vice Chairman of the Board and serve in the role of Chief of Strategic Partnerships for the company. Nat Kannan, Founder and Chairman of the Board, will assume the additional role of CEO.

        Discussing the changes, Mr. Neal said, "The Board has authorized and approved this shift in the management team so that VCampus can take full advantage of exciting new opportunities in the e-Learning marketplace. I will be forging partnerships to support and effect major changes in the way post-secondary distance learning is delivered and the ways major organizations can achieve their goals through a mix of communication, training and education."

        VCampus has built successful partnerships and teaming agreements across its client base. Mr. Neal will be helping the company create new relationships modeled after partnerships it currently has with higher education clients such as Park University and Federal Government clients such as GSA, VA, SSA, U.S. Army, NCUA, and FEMA.

        "e-Learning is getting the attention of top leaders of our nation's government agencies, corporations and membership associations," said Mr. Neal, "and we have decided to focus my efforts full time on working with organizations to build strategic partnerships. By careful partnering with a number of institutions, VCampus will continue to be a pioneer in the e-Learning industry. I am excited and honored that the Board is confident that I am the right person to lead this effort."

        Nat Kannan, the company's Founder and Chairman, said, "The Board has decided to utilize Daniel's considerable talents towards building on our record of successful partnerships, which are critical to our plans for rapid growth in the coming year. Daniel has assembled a strong executive team and has placed VCampus on very solid footing with respect to our technology, operations, and service delivery systems. We are looking forward to a very productive 2003."

About VCampus

        VCampus® Corporation (Nasdaq: VCMP) is a leading provider of end-to-end e-Learning solutions. The company develops, manages and hosts turnkey, web-based learning solutions for corporations, government agencies, associations and higher education institutions. VCampus enables these organizations to offer complete global distance learning solutions to their customers, employees, distributors, suppliers and students. VCampus' e-Learning solutions are designed to help clients deliver higher education programs to adult students; improve the performance of their distribution channels and suppliers; measure and develop their employees' knowledge, skills and abilities; and increase their customers' satisfaction and loyalty. VCampus distributes a courseware library of more than 5,200 web-based courses and has delivered more than 2.5 million courses to over 700,000 adult learners. VCampus Corporation is headquartered in Reston, VA. For more information, call 800-915-9298, or visit the VCampus web site at www.vcampus.com. "VCampus" is a registered trademark of VCampus Corporation.

        This press release contains forward-looking statements within the meaning of the federal Private Securities Litigation Reform Act of 1995. Statements contained herein that are not statements of historical fact are forward-looking. Without limiting the foregoing, references to future growth or expansion are forward-looking, and words such as "anticipates," "believes," "could," "estimate,"

"expect," "intend," "may," "might," "should," "will," and "would" and other forms of these words or similar words are intended to identify forward-looking information. You should read statements that contain these words carefully because they discuss our future expectations contain projections of our future results of operations or of our financial position or state other forward-looking information. There might be events in the future that we are not able to predict accurately or control, and any forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially. These risks and uncertainties include: (1) our history of losses, projection of future losses and our need to raise additional capital; (2) market acceptance of our new and future products; (3) growing competition; and (4) our ability to maintain and manage our growth. For additional information regarding risk factors that could affect our future results, please refer to the discussions of ``Risk Factors" in our Form 10-K for the year ended December 31, 2001, filed with the SEC on April 1, 2002, and other SEC filings.

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  Exhibit 99.1